Exhibit 3.1

AMENDED AND RESTATED

BY - LAWS

of

THE GOLDFIELD CORPORATION

(a Delaware corporation)

December 11, 2007, as amended

and restated on May 28, 2020

Article I
Offices

The principal office in the State of Delaware shall be 100 West Tenth Street, Wilmington, Delaware, and other offices may be established at such other place or places as may be fixed by the Board of Directors.

Article II
Seal

The corporate seal of this Company is shown by the impress, as follows:

Article III
Meeting of Stockholders

Section 1. Where Held. All meetings of Stockholders of the Company other than the Annual Meeting of Stockholders shall be held at such place, if any, within or without the State of Delaware at such time as shall be designated by the Board of Directors.

Section 2. Quorum and Voting. Stockholders may vote at all meetings, either in person, or by proxy. A majority in voting power of the stock issued and outstanding shall be present in person or by proxy at every meeting to constitute a quorum.

All questions presented to the Stockholders at a meeting at which a quorum is present, shall, unless otherwise provided by law, the Restated Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Company or pursuant to any regulation applicable to the Company or its securities, be decided by the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on such matter.

Every Stockholder entitled to vote at any election of directors may cumulate such Stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Stockholder's shares are entitled, or distribute the Stockholder's votes on the same principle among as many candidates as the Stockholder thinks fit. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except if less than the entire board is to be removed, no Director may be removed without cause if the votes cast against such Director’s removal would be sufficient to elect such Director if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of Directors, at an election of the class of directors of which such director is a part.

Section 3. Annual Meeting. The annual meeting of Stockholders (hereinafter referred to as the "Annual Meeting of Stockholders") for the purpose of electing Directors and transacting such other business as may come before it shall be held on such date and at such place, if any, within or without the State of Delaware as shall be designated by the Board of Directors in its sole discretion. In the event that the Annual Meeting of Stockholders is not held on the date provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as convenient thereafter and business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting of Stockholders. Such subsequent meetings shall be called in the same manner as provided for Special Meetings of Stockholders. At such

Annual Meetings, the Stockholders present in person or by proxy, if there shall be a quorum, shall elect the Board of Directors whose members shall serve for one year and until their successors have been elected and qualified or until their earlier resignation or removal.

Section 4. Order of Business. Unless otherwise determined by the chairperson of the meeting in his or her sole discretion, the order of business at the Annual Meeting of Stockholders shall be as follows:

(1)	Call to order;
(2)	Proof of Notice of Meeting;
(3)	Announcement of Quorum Present;
(4)	Appointment of Inspectors of Election;
(5)	Election of Directors and other stockholder business;
(6)	Reports of Officers;
(7)	Miscellaneous;
(8)	Adjournment.

Section 5. Notice. Whenever Stockholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, and, in the case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called.  Unless otherwise provided by applicable laws, the notice of any meeting shall be given not less than ten nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting as of the record date for determining the Stockholders entitled to notice of the meeting.

Section 6. List of Stockholders. The Company shall prepare, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each Stockholder.  Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Stockholders of the Company. If the meeting is to be held at a place, then a list of Stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 7. Special Meetings.

(a) Special Meetings of the Stockholders may be called by the President, and shall be called at the request, in writing or by a vote of a majority of the members of the entire Board of Directors, or at the request, in writing, of Stockholders of record owning a majority in voting power of the entire capital stock of the Company issued and outstanding (the “Requisite Percent”) provided that any request for a Special Meetings of Stockholder by the holders of the Requisite Percent must comply with subsections (b) through (e) of this Section 7. A written or electronic notice stating the day, hour and place, if any, of the meeting and generally the nature of the business to be transacted, shall be sent by the Secretary, or Assistant Secretary, or other person designated by the President or Board of Directors or Stockholders requesting the meeting, to each Stockholder of record, entitled to vote at such meeting, at least ten days, exclusive of the day of mailing, before the date of every Special Meeting of Stockholders.

(b) To be in proper form, a request from the Requisite Percent (each, a “Special Meeting Request”) must be signed by each Stockholder requesting a Special Meeting of Stockholders (or their duly authorized agents), state the specific purpose(s) of the proposed meeting and include all information that is required to be delivered pursuant to Section 8 of this Article.  In determining whether a Special Meeting of Stockholders has been requested by the Stockholders representing at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting of Stockholders and substantially the same matters proposed to be acted on at the Special Meeting of Stockholders as determined in good faith by the Board of Directors, and (ii) each Special Meeting Request has been dated and delivered to the Secretary within sixty (60) days of the earliest delivered Special Meeting Request.

(c) Only such business shall be conducted at a Special Meeting of Stockholders as shall have been brought before the Special Meeting of Stockholders pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a Special Meeting of Stockholders at which Directors are to be elected pursuant to the Company’s notice of Special Meeting of Stockholders (i) by or at the direction of the Board of Directors or any committee thereof or Stockholders pursuant to Section 8(b) of this Article III or (ii) provided that the Board of Directors or Stockholders pursuant to Section 8(b) of this Article III has determined that Directors shall be elected at such Special Meeting of Stockholders, by any Stockholder of the Company who (A) is a Stockholder of record at the time the notice provided for in this By-Law is delivered to the Secretary and at the time of the Special Meeting of Stockholders, (B) is entitled to vote at the Special Meeting of Stockholders, and (C) complies with the notice procedures and conditions set forth in these By-Laws (including the information and eligibility requirements in Section 8(b) of this Article III as to such nomination. For the avoidance of doubt, this Section 7 of Article III shall be the exclusive means for a Stockholder to propose nominations of persons for election to the Board of Directors at a Special Meeting of Stockholders at which Directors are to be elected, whether such meeting is called by the Board of Directors or by the Requisite Percent pursuant to this Section 7. In the event the Company calls a Special Meeting of Stockholders for the purpose of electing one or more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the Stockholder’s notice required by Section 8(b) of this Article shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such Special Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such Special Meeting of Stockholders and the 10th day following the day on which public announcement is first made of the date of the Special Meeting of Stockholders. In no event shall the adjournment or postponement of a Special Meeting of Stockholders as to which notice has been sent to Stockholders, or any public announcement with respect thereto, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(d) Except as provided in the following sentence, a Special Meeting of Stockholders requested by Stockholders shall be held at such date and such time as may be fixed by the Board of Directors; provided, however, that the date of any such Special Meeting of Stockholders called by the Requisite Percent shall not be more than 90 days after the receipt by the Secretary of a Special Meeting Request in proper form to call a Special Meeting of Stockholders.  A Special Meeting of Stockholders requested by Stockholders shall not be held if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of Annual Meeting of Stockholders for the immediately preceding Annual Meeting of Stockholders and ending on the earlier of (x) the date of the next Annual Meeting of Stockholders and (y) 30 calendar days after the first anniversary of the date of the immediately preceding Annual Meeting of Stockholders, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) other than the election of Directors, was presented at a meeting of Stockholders held not more than 12 months before the Special Meeting Request is delivered, (iv) a Similar Item was presented at a meeting of the Stockholders held not more than 90 days before the Special Meeting Request is delivered (and, for purposes of this clause (iv), the election of Directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of Directors), or (v) a Similar Item is included in the Company’s notice as an item of business to be brought before a Stockholder meeting that has been called by the time the Special Meeting Request is delivered but not yet held. For purposes of this Section 7, the date of delivery of the Special Meeting Request shall be the first date on which a valid Special Meeting Requests constituting not less than the Requisite Percent has been received by the Secretary.

(e) No business shall be transacted at such Special Meeting of Stockholders except as stated in the notice of meeting thereof and business transacted at any Special Meeting of Stockholders requested by a Stockholder shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board of Directors from including additional matters in (or in accordance with) the Company’s notice of meeting or otherwise submitting matters to the Stockholders at any Stockholder requested Special Meeting of Stockholders.

Section 8. Notice to the Company. Notwithstanding any other provision of these By-Laws,

(a) To be properly brought before an Annual Meeting of Stockholders or a Special Meeting of Stockholders, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a Stockholder who is a holder of record at the time of the giving of notice provided for in this Section 8(a), who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8(a). For business to be properly brought before an Annual Meeting of Stockholders or a Special Meeting of Stockholders by a Stockholder, the Stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company (the "Secretary") at the principal executive offices of the Company,

(1)

with respect to an Annual Meeting of Stockholders, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and

(2)

with respect to a Special Meeting of Stockholders, no earlier than the close of business on the 120th day prior to such Special Meeting and no later than the close of business on the latest of the 90th day prior to such Special Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the Special Meeting of Stockholders is first made.

Notwithstanding the foregoing, in the event that the date of the Annual Meeting of Stockholders is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on 120th day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Stockholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company).

Any such notice shall set forth as to each matter the Stockholder proposes to bring before the Annual Meeting of Stockholders or the Special Meeting of Stockholders, as the case may be, (i) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation of the Company or these By-Laws, the text of the proposed amendment, the reasons for conducting such business at the meeting, any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other Stockholders known by the Stockholder proposing such business to support such proposal, and the class and number of shares of the Company’s capital stock beneficially owned by such other Stockholders; (ii) the name and address, as they appear on the Company's books, of the Stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the Stockholder; (iv) a description of any agreement, arrangement or understanding with respect to the proposal between or among such Stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder's notice by, or on behalf of, such Stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power; (vi) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from Stockholders in support of such proposal or nomination; (vii) any other information relating to such Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Act (as hereinafter defined) and the rules and regulations promulgated thereunder; and (viii) an undertaking by the Stockholder and beneficial owner, if any, to notify the Company in writing of any change in the information called for by clauses (i)-(vii) of this Section 8(a) as of the record date for such meeting, by notice received by the Secretary no later than the tenth (10th) day following such record date.  The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Company of his or her intention to present a proposal at the Annual Meeting of Stockholders or the Special Meeting of Stockholders, as the case may be, and such Stockholder's proposal has been included in a proxy statement that has been prepared by management of the Company to solicit proxies for such meeting; provided, however, that if such Stockholder does not appear or send a qualified representative to present such proposal at such meeting, the Company need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company. No business shall be conducted at an Annual Meeting of Stockholders or a Special Meeting of Stockholders, as the case may be, except in accordance with this Section 8(a), and the chairperson of any Annual Meeting of Stockholders or Special Meeting of Stockholders, as the case may be, may refuse to permit any business to be brought before such meeting without compliance with the foregoing procedures or if the Stockholder solicits proxies in support of such Stockholder's proposal without such Stockholder having made the representation required by clause (vi) of the second preceding sentence.

(b) Nominations of persons for election as Directors may be made at an Annual Meeting of Stockholders or at a Special Meeting of Stockholders by (i) the Board of Directors or (ii) any Stockholder who is a Stockholder of record at the time of giving of the notice of nomination provided for in this Section 8(b) and who is entitled to vote for the election of Directors. Any Stockholder of record entitled to vote for the election of Directors at an Annual Meeting of Stockholders or a Special Meeting of Stockholders, as the case may be, may nominate a person or persons for election as Directors only if written notice of such Stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Company,

(1)

with respect to an Annual Meeting of Stockholders, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and

(2)

with respect to a Special Meeting of Stockholders, no earlier than the close of business on the 120th day prior to such Special Meeting and no later than the close of business on the later of 90th day prior to such Special Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the Special Meeting of Stockholders is first made.

Each such notice shall set forth: (i) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past 3 years, and any other material relationships, between or among such Stockholder and beneficial owner, if any, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (v) the consent of each nominee to serve as a Director if so elected; (vi) if the Stockholder intends to solicit proxies in support of such Stockholder's nominee(s), a representation to that effect; and (vii) an undertaking to notify the Company in writing of any change in the information called for by clauses (i)-(vi) of this Section 8(b) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Company not later than the 10th day following such record date. The chairperson of any Annual Meeting of Stockholders or Special Meeting of Stockholders, as the case may be, to elect Directors and the Board of Directors may refuse to acknowledge any attempted nomination of any person not made in compliance with the foregoing procedure or if the Stockholder solicits proxies in support of such Stockholder's nominee(s) without such Stockholder having made the representation required by clause (vi) of the preceding sentence.

(c) If any Special Meeting of Stockholders is adjourned, postponed or delayed for any reason, then the calculation of the date by which any notice must be given pursuant to this Section 8 shall be calculated from the date for which the Special Meeting of Stockholders was originally scheduled.

(d) Nothing contained in this Section 8 shall modify the applicability of (i) the requirements under Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the "Act") (or any successor rule), relating to the deadline for submission of proposals made by Stockholders to be included in the Company's proxy statement or (ii) any other requirement contained in Section 14 of the Act or the rules thereunder.

(e) Only such persons who are nominated in accordance with the provisions of these By-Laws shall be eligible for election and to serve as Directors and only such business shall be conducted at an Annual Meeting or Special Meeting of Stockholders as shall have been brought before the meeting in accordance with the provisions of these By-Laws.  The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these By-Laws. If neither the Board of Directors nor such designated committee makes a determination as to whether any Stockholder proposal or nomination was made in accordance with the provisions of these By-Laws, the chairperson of the meeting shall have the power and duty to determine whether the Stockholder proposal or nomination was made in accordance with the provisions of these By-Laws.  If the Board of Directors or a designated committee thereof or the chairperson of the meeting, as applicable, determines that any Stockholder proposal or nomination was not made in accordance with the provisions of this By-Laws, such proposal or nomination shall be disregarded and shall not be presented for action at the meeting.

Section 9. Action by Consent

(a) In order that the Company may determine the Stockholders entitled to consent to corporate action in writing or by electronic communication without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by consent in writing or by electronic communication shall, by written notice to the Secretary, request that the Board of Directors fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 9(a)).  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 9(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining Stockholders entitled to consent to corporate action in writing or by electronic communication without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a consent in writing or by electronic communication setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Delaware, its principal place of business or to the Secretary.  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 9(a), the record date for determining Stockholders entitled to consent to corporate action in writing or by electronic communication to action without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by this Section 9 and applicable law, to the Company of written or electronic consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Company in accordance with this Section 9 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Company kept for the purpose of recording the proceedings of meetings of Stockholders. Nothing contained in this Section 9(b) shall in any way be construed to suggest or imply that the Board of Directors or any Stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 10. Adjournment.  Any meeting of Stockholders may be adjourned to another time or place by the chairperson of the meeting in the manner required by applicable law.  In the event of a disorder, technical malfunction or other significant problem that disrupts any meeting of Stockholders, the chairperson of the meeting may adjourn, recess or expedite such meeting of Stockholders, or take such other action as the chairperson of the meeting determines is appropriate in light of the circumstances.  Notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.  If the adjournment is for more than thirty days, the time, place and means of remote communication, if any, of the adjourned meeting are not announced at the meeting at which adjournment is taken, or a new record date is fixed for the adjourned meeting after such adjournment, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

Article IV
Board of Directors

Section 1. Number of Directors and Qualifications. A Board of Directors of not less than three (3) nor more than eleven (11) Directors shall have all management of the Company.  Each Director shall be a shareholder of the Company owning not less than 100 shares.  The number of Directors constituting the entire Board of Directors within the limits described above shall be fixed from time to time only by resolution adopted by the affirmative vote of a majority of the members of the entire Board of Directors and not by resolution of the Stockholders. For purposes of these By-Laws including this Article IV, the term “entire Board of Directors” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships or any unfilled newly-created directorships.

Section 2. First Meeting of Board of Directors. The first meeting of each Board of Directors, for the purpose of electing Officers and transacting any other business which may come before the meeting, shall be held without notice, immediately after the Annual Meeting of Stockholders, at which said Directors are elected.

Section 3. Quorum. A majority of the entire Board of Directors shall be present at each meeting to constitute a quorum for the transaction of any business.

Section 4. Special Meetings. Special Meetings of the Board of Directors may be called by the President or by any two Directors on one day's notice by the Secretary or Assistant Secretary to each Director.

Section 5. Action of Directors by Resolution. A resolution in writing or by electronic communication, given by all the members of the Board of Directors, or Executive Committee, shall be deemed to be action by such Board, or Executive Committee, as the case may be, to the effect therein expressed, with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the Company to record such resolution in the minute books of the Company under its proper date.

Section 6. Executive Committees and Other Committees. The Board of Directors may create an Executive Committee to be comprised of members of the Board, who shall serve following their appointment until their successors shall be chosen. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. All actions of the Executive Committee shall be reported to the Board of Directors in each instance at its next succeeding meeting, and the Committee shall appoint a Secretary at each meeting, who shall keep the minutes thereof. The Committee shall consist of three or more members and two members of the Committee shall constitute a quorum for the transaction of business. All actions shall be effected by a majority of the total number of members present. In the absence or disqualification of any member of the Committee, the member or members thereof present at any meeting and not disqualified for voting, whether or not he or they constitute a quorum, may simultaneously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member of the Committee. Meetings of the Executive Committee may be called by any member thereof upon not less than two hours' notice.

From time to time the Board may appoint any other committed or committees for any other purpose or purposes which shall have such powers as shall be specified in the resolution of appointment.

Article V
Officers

Section 1. Election. The Board of Directors shall annually elect, at its first meeting after the Annual Meeting of Stockholders, a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall hold office at the pleasure of the Board of Directors for the term of one (l) year, and until their successors are elected and qualified. The Board of Directors may also elect such other Officers or Assistant Officers as it deems appropriate from time to time.

Section 2. Chairperson of the Board. When the Chairperson of the Board of Directors is elected and serves, he or she shall preside at the meetings of Directors and, subject to the discretion and control of the Board of Directors, shall have such powers and duties as generally pertain to the office of Chairperson of the Board or as may from time to time be prescribed by the Board of Directors.

Section 3. President. The President shall be the Chief Executive Officer of the Company and subject to the direction and control of the Board of Directors he shall have such powers and duties as generally pertain to the office of President and Chief Executive Officer. He shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board provided that the President is a Director and shall preside at all meetings of Stockholders.

Section 4. Vice-President. The Company may have one or more Vice-Presidents, as the Board of Directors may from time to time deem advisable, and they shall have such powers and shall perform such duties as the Board of Directors from time to time shall fix.

Section 5. Secretary. The Secretary shall attend all meetings of the Board of Directors and Stockholders, and act as Secretary thereof. The Secretary shall perform such other duties as may be prescribed by the Board of Directors. In the absence of the Secretary from any meeting of Stockholders or the Board of Directors, the records of the proceedings of such meeting shall be kept and authenticated by the Assistant Secretary, or by such other person as may be appointed for that purpose at said meeting. One person may hold the combined office of Secretary and Treasurer.

Section 6. Assistant Secretary. The Assistant Secretary may sign stock certificates with the President or Vice-President, and shall perform such other duties as the Board of Directors may from time to time determine.

Section 7. Treasurer. The Treasurer shall have the custody of all funds and securities of the Company which may come into his hands. He may, when necessary or proper, endorse on behalf of the Company for collection, notes, checks or other obligations. He shall deposit all funds of the Company in such depositaries as the Board of Directors may designate. When authorized by the Board of Directors, he shall sign checks of the Company and pay out and dispose of the funds in his custody. His books and accounts shall be subject to inspection by any member of the Board at any time, and he shall from time to time, as directed by the Board, render a statement of his cash account and of all other accounts for which he is responsible. He shall keep a full and accurate account of the moneys received and paid out by him for the Company. He shall perform the acts incident to the position of Treasurer, subject to the control of the Board of Directors, and if so required, shall give bond for the faithful discharge of his duties in such sums as the Board shall require.

Section 8. Checks and Depositary. All funds of the Company on deposit with designated depositaries shall be subject to the check of the Company, signed by such Officer or Officers as the Board may designate. The Board may designate one or more persons, not Officers or Directors, to sign checks of the Company.

Section 9. Vacancies and Resignations. If the office of any Director or Officer becomes vacant by reason of death, resignation, disqualification, or otherwise, or if a newly created directorship in the office of Director arises by reason of an increase in the number of Directors, a majority of the members of the Board then in office, although less than a quorum, or the sole remaining Director, shall fill the vacancy or newly created directorship. Stockholders may not fill newly-created directorships or vacancies on the Board of Directors. Each resignation by an Officer or Director shall take effect at the time the same is presented to the Board of Directors or at such later time as may be specified therein.

Section 10. Other Officers. The Board of Directors may appoint such other Officers from time to time as they deem necessary and may confer upon them such powers as they may see fit. The duties of one Officer may at any time be delegated to any other Officer by the Board of Directors. All Officers and agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.

Article VI
Shares and Their Transfer

Section 1. Shares of Stock. Shares of stock may be owned either in (i) certificated form in which ownership of the shares is represented by a physical certificate, or (ii) uncertificated form, pursuant to a Direct Registration System in connection with which shares will be held in book-entry form and no physical certificate is printed. Each Stockholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by the Stockholder in the Company.

Section 2. Stock Certificates. The certificates for shares of the capital stock of the Company that are not in uncertificated form shall be in such form not inconsistent with the Charter or Certificate of Incorporation as shall be approved by the Board of Directors. Each certificate shall be signed by any two authorized Officers, including the President, Vice-President, Secretary and Assistant Secretary, and shall not be valid unless so signed. The signatures may be facsimile. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and the date of issue, shall be entered on the Company's books. All certificates surrendered shall be cancelled and no new certificates (or uncertificated shares in lieu of a new certificate or certificates) issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except for the shares provided for in Section 5 of this Article.

Section 3. Transfer and Transfer Agents. Transfers of stock shall be made upon the books of the Company by the holder in person or by his power of attorney upon surrender and cancellation of the certificate or certificates for such shares or with respect to uncertificated shares, upon the presentation of proper evidence of authority to transfer such shares by the Stockholder, but the Board of Directors may from time to time appoint Transfer Agents and Registrars to facilitate transfers by Stockholders, under such regulations as the Board of Directors may from time to time prescribe. Any such appointment may be revoked at any time by the Board, but as long as the same shall remain in force, no certificate of stock shall be binding upon the Company, or have any validity, unless countersigned by one of such Transfer Agents, or unless the Board of Directors shall otherwise order.

The countersignature of the Transfer Agent on a certificate of stock may be a facsimile signature, providing the Registrar's signature on a certificate of stock is manual.

Section 4. Record Date.

(a) In order that the Company may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b) In order that the Company may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period (not less than that required by law) as the Board of Directors may direct previous to and on the date of a Stockholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 5. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued (or uncertificated shares in lieu of a new certificate) in place of any certificate or certificates theretofore issued by the Company alleged to have been destroyed or lost, and the Board of Directors, when authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), may, in their discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed stock certificate or certificates, or his legal representative, to give the Company a bond in such sum as they may direct as indemnity against any claim that may be made against the Company.

Article VII
Fiscal Year

The Fiscal Year of the Company shall begin on the 1st day of January and end on the 31st day of December.

Article VIII
Dividends

Dividends, payable from lawfully available funds, may be declared and paid at such times and in such amounts as the Board of Directors may from time to time determine.

Article IX
Notice

Without limiting the manner by which notice otherwise may be given effectively to Stockholder or Directors, whenever notice is required by statute, the Restated Certificate of Incorporation or by these By-Laws to be given to the Stockholders or Directors, or to any of them, or to any Officer of the Company, notice may be given in writing directed to the Stockholder or Director’s mailing address (or by electronic transmission directed to the Stockholder, Director or Officer’s electronic mail address, as applicable) as it appears on the records of the Company and shall be given: (i) if mailed, when deposited in the U.S. mail, postage prepaid; (ii) if delivered by courier service, the earlier of when the notice is received or left at such Stockholder, Director or Officer’s address; or (iii) if given by electronic mail, when directed to such Stockholder, Director or Officer’s electronic mail address, unless otherwise prohibited by law.  Any Stockholder, Director or Officer of the Company may waive notice of any Annual or Special Meeting of Stockholders or of the Board of Directors. Meetings of the Stockholders may be held at any time without notice, when all the Stockholders are present in person or by proxy. Meetings of the Directors may be held without notice when all of the members are present or have otherwise waived noticed of the meetings. Directors present at any meeting of the Board shall be deemed to have waived notice of the time, place and objects of such meeting.

Article X
Voting Upon Securities

Unless otherwise ordered by the Board of Directors, the President of the Company, or in his absence, the Vice President thereof, or in the absence of both, the Treasurer thereof, shall have full power and authority in behalf of the Company to attend to and act and to vote at any meeting of the stockholders of any entity in which the Company may hold securities, and at such meeting shall possess and may exercise on behalf of the Company, any and all rights and powers incident to the ownership of said securities, and which, as the owner thereof, the Company might have possessed and exercised if present in person. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

Article XI

Whenever all parties entitled to vote at any meeting, whether of Directors, or Stockholders, or of the Executive Committee, consent, either in writing on the records of the meeting, or by filing with the Secretary or by presence at such meeting, an oral consent entered on the Minutes, or by taking part in the deliberation of the meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at any such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice, or consent, provided a quorum is present at such meeting, the proceedings of such meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by writing signed by all parties having a right to vote at such meeting, and such consent or approval of Stockholders may be by proxy or power of attorney in writing.

Article XII
Amendment

The Directors shall have the power from time to time to alter, amend, or repeal these By-Laws, or any part or portion thereof, in any manner not inconsistent with the laws of the State of Delaware or the provisions of the Certificate of Incorporation of this Company; and the Stockholders of this Company shall have the power from time to time to alter, amend, or repeal the By-Laws or any part or portion thereof, as provided by the laws of the State of Delaware; all provided, however, that notice of any such proposed alteration, amendment or repeal shall have first been specifically given to the extent required by applicable law.

Article XIII
Indemnification

Section 1. General. The Company shall indemnify to the full extent authorized or permitted by law (as now or hereinafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a Director or Officer of the Company or by reason of the fact that such Director, Officer, employee or other agent, at the request of the Company, is or was serving any other company, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity; provided, however that no such Director or Officer shall be indemnified for any action initiated by such person without prior approval by the Board of Directors. No amendment or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

Section 2. Procedure. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper in the circumstances because he or she has met the applicable standard of conduct as defined by applicable law. Such determination shall be made by either (i) the Board by a majority vote of a quorum of Directors who are not party to such action, suit or proceeding; (ii) by a committee of the Directors who are not party to such action, suit or proceeding designated by a majority vote of such directors, (iii) the Stockholders; or (iv) an independent legal counsel as set forth in a written opinion (it being understood that such independent legal counsel shall make such determination only if the quorum of Directors referred to in clause (i) above is not obtainable or if the Board by a majority vote of a quorum of Directors who are not party to such action, suit or proceeding so directs).

Section 3. Expenses. The expenses incurred by a Director, Officer, employee or other agent of the Company in any action, suit or proceeding shall be paid promptly by the Company in advance of the final disposition of the action, suit or proceeding at the written request of the Director, Officer, employee or other agent of the Company to the fullest extent permitted by applicable law as it presently exists or hereinafter amended; provided, however, that the Director or Officer of the Company shall set forth in such request reasonable evidence that such expenses have been incurred by the Director, Officer, employee or other agent of the Company in connection with such action, suit or proceeding, and an undertaking in writing to repay any advances if it is ultimately determined that the Director, Officer, employee or other agent is not entitled to indemnification under these By-Laws. Advances of expenses shall be made without regard to the ability to repay the advances. An indemnitee's obligation to repay the Company for advances shall be unsecured and no interest shall be charged thereon.

Section 4. Insurance. The Company may, but shall have no obligation to do so, purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or other agent of the Company, or is serving at the request of the Company as a Director, Officer, employee, or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of law.

Section 5. Exclusivity. The rights and authority conferred in this Article shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws of the Company, agreement, vote of Stockholders or disinterested Directors or otherwise.

Article XIV
Forum Selection

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” mean claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former Director or Officer or Stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery, except for, as to each of (i) and (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, however, if (and only if) the Court of Chancery declines to accept jurisdiction over a particular matter, the U.S. District Court for the District of Delaware shall be the sole and exclusive forum for all “internal corporate claims” unless the Company consents in writing to the selection of an alternative forum; provided, however, if (and only if) the U.S. District Court for the District of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) shall be the sole and exclusive forum for all “internal corporate claims” unless the Company consents in writing to the selection of an alternative forum.  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article (including, without limitation, each portion of any sentence of this Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.